AGREEMENT OF SALE


                                     BETWEEN


                               GOURMET ASSOCIATES,
                        A NEW JERSEY LIMITED PARTNERSHIP,

                                                         SELLER



                                       AND



                            CHEFS INTERNATIONAL, INC.
                             A DELAWARE CORPORATION,
                                                         PURCHASER


                              DATED: AUGUST , 1998



                                       FOR

                             1 ROYAL PALM BOULEVARD
                               VERO BEACH, FLORIDA



PREPARED BY:      ROBERT A. DEL VECCHIO, ESQ.
                  SHANLEY & FISHER, P.C.
                  131 MADISON AVENUE
                  MORRISTOWN, NEW JERSEY 07962-1979


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                                TABLE OF CONTENTS


                                                                      PAGE

PRELIMINARY STATEMENT...............................................    1

ARTICLE 1         SALE OF PROPERTY; PURCHASE PRICE;
                  PAYMENT TERMS; ESCROW.............................    1

                  1.1      Sale of Property.........................    1
                  1.2      Price....................................    1
                  1.3      Payment Terms............................    1
                  1.4      Escrow...................................    2
                  1.5      Federal Tax Identification Number........    4
                  1.6      Continued Representation of Seller.......    4

ARTICLE 2         TITLE TO PROPERTY; DEFECTS........................    5

                  2.1      Title Insurance..........................    5
                  2.2      Right to Pay Off Monetary
                           Encumbrances.............................    6
                  2.3      Affidavits...............................    6

ARTICLE 3         CONTINGENCIES.....................................    7
                  3.1      Bankruptcy Court Approval................    7

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF SELLER;
                  LIMITATION ON SELLER'S REPRESENTATIONS AND
                  WARRANTIES........................................    7

                  4.1      Representations and Warranties...........    7
                  4.2      Survival.................................    9
                  4.3      Limitation on Seller's
                           Representations, Warranties,
                           Covenants and Agreements.................    9

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF PURCHASER.......    9

                  5.1      Purchaser's Representations and
                           Warranties...............................    9
                  5.2      Survival of Purchaser's
                           Representations and Warranties...........    9
ARTICLE 6         DAMAGE, DESTRUCTION AND CONDEMNATION..............   10

                  6.1      Risk of Loss.............................   10
                  6.2      Condemnation.............................   10

                                TABLE OF CONTENTS
                                   (Continued)

                                                                       PAGE

ARTICLE 7         CLOSING DATE AND DELIVERY OF DOCUMENTS, ETC.......    11

                  7.1      Closing Date.............................    11
                  7.2      Closing Costs............................    11
                  7.3      Deliveries by Seller.....................    11
                  7.4      Deliveries by Purchaser..................    12

ARTICLE 8         CLOSING ADJUSTMENTS...............................    13

                  8.1      Adjustment Time..........................    13
                  8.2      Description of Items to be Adjusted......    13
                  8.3      Bulk Transfers...........................    13

ARTICLE 9         DEFAULT; REMEDIES.................................    13

                  9.1      Defaults; Remedies.......................    13

ARTICLE 10 MISCELLANEOUS............................................    14

                  10.1     Brokerage Commission and Finder's Fee....    14
                  10.2     Notices..................................    14
                  10.3     Attorney's Fees..........................    15
                  10.4     Assignment...............................    15
                  10.5     Successors and Assigns...................    16
                  10.6     Governing Law............................    16
                  10.7     Incorporation of Prior Agreements........    16
                  10.8     Modification of Agreement................    16
                  10.9     Further Assurances.......................    16
                  10.10    No Recordation...........................    16
                  10.11    Interpretation...........................    16
                  10.12    Counterparts.............................    17
                  10.13    Acceptance of Deed.......................    17

                                AGREEMENT OF SALE

         AGREEMENT OF SALE (this "Agreement"), dated August __, 1998, between GOURMET ASSOCIATES, a New Jersey limited partnership ("Seller") and CHEFS INTERNATIONAL, INC., a Delaware corporation ("Purchaser" or "Buyer").


                              PRELIMINARY STATEMENT

         Seller is the owner of land lying and the building and improvements thereon located in Indian River County, Florida, more particularly described on Exhibit A (the "Property") annexed hereto.

         Seller desires to sell and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller, the Property, subject, nevertheless, to the contingencies set forth herein.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

             SALE OF PROPERTY; PURCHASE PRICE; PAYMENT TERMS; ESCROW

         1.1 SALE OF PROPERTY. Seller hereby agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, the Property upon the terms and conditions herein contained.

         1.2      PRICE.   The  purchase   price  for  the  Property   shall  be
$1,100,000.00 (the "Price").

         1.3      PAYMENT TERMS.   The Price shall be payable as follows:

         (a) upon execution of this Agreement by Purchaser, One Hundred Thousand Dollars ($100,000.00) (the "Deposit") shall be paid by Purchaser to Shanley & Fisher, P.C., 131 Madison Avenue, Morristown, New Jersey 07962-1979 (the "Escrow Agent") by a certified check or wired funds to be held pursuant to the provisions of SECTION 1.4 hereof;

         (b) on the Closing Date, the balance of the Price (plus or minus any net closing adjustments provided herein), by attorney trust account check.

         1.4      ESCROW.

         (a) The Deposit shall be held in escrow in an interest bearing account by Escrow Agent until delivered as herein provided. Any interest earned on the Deposit shall be paid to whichever party is entitled thereto. Such interest shall not be credited against the Aggregate Price. The Deposit shall be held and disbursed by Escrow Agent in the following manner:

                  (i) to Seller at the Closing Date upon consummation of the closing; or

                  (ii) to Seller upon receipt of written demand therefor, stating that Purchaser has defaulted in the performance of Purchaser's obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least five
                  (5) days after it has sent a copy of such demand to Purchaser, nor thereafter if Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this SECTION 1.4; or

                  (iii) to Purchaser upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated and certifying the basis for such termination, or (y) Seller has defaulted in performance of Seller's obligations and the facts and circumstances underlying such default or that Purchaser is otherwise entitled to the Deposit under the provisions of this Agreement; provided, however, that Escrow Agent shall not honor such demand until at least five (5) days after it has sent a copy of such demand to Seller, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of clause (b) of this
                  SECTION 1.4.

         (b) Upon receipt of written demand for the Deposit by Purchaser or Seller pursuant to clause (ii) or (iii) of SECTION 1.4(A), Escrow Agent shall promptly send a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow

         Agent within five (5) days after Escrow Agent sends a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

         (c) In the event of any dispute between the parties, Escrow Agent, at its option, may disregard all instructions received and may hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final judgment of a court of competent jurisdiction.

         (d) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall be instructed otherwise in writing signed by both Seller and Purchaser, or by final judgment of a court of competent jurisdiction.

         (e) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Agreement shall be signed by Escrow Agent, Purchaser and Seller.

         (f) Seller and Purchaser shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (g) Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed. After such resignation, Escrow Agent shall have no further duties or liability hereunder.

         (h) Purchaser and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a replacement escrow agent, who shall sign a counterpart of this Agreement. Upon demand of such successor escrow agent, the Deposit shall be turned over and delivered to such successor escrow agent, who shall thereupon be bound by all of the provisions hereof.

         (i) Seller and Purchaser shall be jointly and severally responsible for the reimbursement to Escrow Agent of all expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder.

         (j) Escrow Agent's agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.

         1.5 FEDERAL TAX IDENTIFICATION NUMBER. Purchaser represents that its federal identification number is 22-2058515. Seller agrees that its tax identification number shall be used by the Escrow Agent when the escrow account is opened. In the event the interest on the Deposit is paid to Purchaser, the Escrow Agent is authorized and directed to file a revised Form 1099 identifying Purchaser as the recipient thereof.

         1.6 CONTINUED REPRESENTATION OF SELLER.Notwithstanding that Escrow Agent is acting as an escrow agent for the Deposit, and, further, notwithstanding any subsequent dispute which arises between the parties related to this Agreement or otherwise, Purchaser agrees that Escrow Agent may continue to represent Seller as legal counsel in connection with this Agreement and the transactions contemplated hereby and/or with respect to any dispute or litigation concerning the same.

                                    ARTICLE 2

                           TITLE TO PROPERTY; DEFECTS

         2.1      TITLE INSURANCE.

         (a) Within twenty (20) days after the Date of this Agreement, Buyer shall obtain, at Buyer's expense, with a title insurance commitment (the "Commitment") committing a title insurance company to insure Buyer's title to the Subject Property, together with copies of all documents listed in the Commitment as exceptions or matters required to be corrected prior to Closing. The Commitment and resulting title insurance policy (the "Policy") shall be in the amount of the Purchase Price. All costs of the Commitment and Policy shall be paid by Buyer. The Commitment and Policy shall be in an ALTA standard form as currently authorized and approved by the Insurance Commissioner of the State of Florida. The Policy shall insure marketable title. The Commitment shall be delivered to Seller's attorney, unless Seller directs otherwise. Buyer's attorney shall have ten (10) business days before Closing to give written notice to the Seller of any objections by the Buyer to the title. Failure of Buyer's attorney to deliver such written notice of disapproval to Seller within the said time period shall be conclusive evidence that the Buyer has approved each and every matter contained in the Commitment and that Buyer will accept title in that condition subject to the other terms hereof relating to the status of such title at Closing. The Buyer shall not be required to make objection to the existence of any mortgage lien, materialmen or mechanic's lien, assessment lien or any other lien encumbering all or any part of the Subject Property, all of which are hereby deemed to be title objections. After due notice, Seller shall have a reasonable time, not to exceed fifteen (15) days, to cure any title defect and, if necessary, the Closing shall be delayed for that period. If Seller fails to cure any title defect as to which due notice is given, Buyer shall have the option to terminate this Agreement and to notify Seller that Buyer will not proceed with the purchase, whereupon this Agreement shall terminate and the Buyer shall be entitled to the return of the Earnest Money deposited with the Escrow Agent. In the alternative, Buyer shall have the right to accept the title in its then existing condition and proceed to Closing as otherwise provided herein. Seller agrees to use its best efforts, in good faith to cure all title defects.

         (b) Within fifteen (15) days prior to the date of Closing, Buyer shall deliver to Seller's attorney a written endorsement (the"Endorsement") to the Commitment. The Endorsement shall revise the effective date of the Commitment to a date not earlier than fifteen (15) days prior to the date of Closing. If the Endorsement shows any new exceptions to title, Buyer shall have until Closing to object thereto and in the event of objection, the preceding terms of this Section 2.1 shall apply. The commitment must be endorsed at Closing to provide that the Policy will insure against adverse matters arising between the effective date of the Commitment and the recording of the deed given to Buyer.

         2.2 RIGHT TO PAY OFF MONETARY ENCUMBRANCES. Seller shall have the right to pay off any monetary encumbrances against the Properties on the Closing Dates, as hereinafter defined, out of the cash then payable provided recordable instruments of release or discharge of such encumbrances in form and substance reasonably satisfactory to Purchaser's counsel are then delivered to Purchaser.

         2.3 AFFIDAVITS. At Closing, Seller shall provide Buyer with an Affidavit of No Lien and such additional documentation as is required in such form as is necessary to enable the Title Insurance Company issuing said
Commitment to remove the mechanics lien and parties in possession exceptions thereto, which affidavit shall (i) run to the benefit of Buyer and said Title Insurance Company, (ii) be in form acceptable to Buyer and the Title Insurance Company and (iii) contain without limitation the following information:

         (a) That there are no outstanding unrecorded contracts for sale, option, lease or other arrangement with respect to the Subject Property to any person other than Buyer.

         (b) That the Subject Property is being conveyed unencumbered except for the Permitted Exceptions.

         (c) That no construction or repairs have been made by Seller nor any work done to or on the Subject Property by Seller which have not been fully paid for, nor any contract entered into nor anything done the consequence of which would result in a lien or a claim of lien to be made against the Subject Property pursuant to Chapter 713, Florida Statutes or otherwise.

         (d) That there are no parties in possession of the Subject Property being conveyed other than Seller or Buyer.

         (e) That there are no filings in the office of the Clerk of the Circuit Court of Indian River County, Florida, nor in the office of the Secretary of State, State of Florida, which indicate a lien or security interest in, on or under the Subject Property which will not be released or terminated at Closing.

                                    ARTICLE 3

                                  CONTINGENCIES

         3.1. BANKRUPTCY COURT APPROVAL.This Agreement is contingent upon Seller obtaining approval from the United States Bankruptcy Court, District of New Jersey as part of the existing case titled "In re Robert E. Brennan, Debtor" (the "Brennan Estate") currently pending as a Chapter 11 proceeding in the United States Bankruptcy Court, District of New Jersey, Case No. 95-35502 (KCF).

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER;
              LIMITATION ON SELLER'S REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that:

         (a) Seller is a limited partnership duly organized and validly existing under the laws of the State of New Jersey and authorized to transact business in the State of Florida, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated and the execution and delivery hereof, and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Seller is a party or by which it or the Property is bound;

         (b) the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the general partner of Seller and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms;

         (c) the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Seller or the Property is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

         (d) Seller is not a "foreign person" under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, Purchaser will not be required to withhold from the Price any withholding tax;

         (e) there are no leases or tenancies which affect the Property except Purchaser's tenancy;

         (f) That the Seller has good, insurable and marketable title to the Property, free and clear of all liens, encumbrances and restrictive covenants, except as otherwise set forth herein;

         (g) That there are no special assessments against or relating to the Property;

         (h) That Seller has not entered into any outstanding agreements of sale, options or other rights of third parties to acquire an interest in the Property;

         (i) That there are no encroachments upon the Property except as disclosed in Buyer's Commitment;

         (j) That Seller has full power to sell, convey, transfer and assign the Property on behalf of all parties having an interest therein;

         (k) That there is access for ingress and egress to and from the Property to the public roads, streets, highways and avenues, in front of or adjoining all or any part of the Property;

         (l) That all utilities, including but not limited to, sewer, water, telephone and electricity, are available to the perimeter of the Property in such quantities and capacities as to permit operation of the Property;

         (m) That the Property has never been used as a garbage dump, landfill, or hazardous waste dump and is not in violation of any federal or state environmental law or regulation, including, but not limited to 42 U.S.C. ss.9601 ET Seq. (CERCLA) and 42 U.S.C. ss.6901 ET seq. (RCRA);

         (n) That there are no pending or threatened condemnation or similar proceedings affecting the Property; Seller shall notify Buyer of any changes affecting this representation prior to the Closing.

         4.2 SURVIVAL.  The  representations  or warranties set forth in SECTION
4.1 shall not survive the closing of title.

         4.3 LIMITATION ON SELLER'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE TITLE OR PHYSICAL CONDITION THEREOF, THE QUANTITY, FITNESS AND QUALITY THEREOF, THE VALUE AND PROFITABILITY THEREOF, THE USES WHICH CAN BE MADE THEREOF OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO. PURCHASER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT IT HAS HAD SUCH ACCESS TO THE PROPERTY AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND, WITHOUT LIMITING THE FOREGOING, THAT PURCHASER AND ITS AGENTS AND REPRESENTATIVES HAVE INDEPENDENTLY INSPECTED, EXAMINED, INVESTIGATED,
ANALYZED AND APPRAISED ALL OF SAME INCLUDING THE CONDITION, ENVIRONMENTAL CONDITION, VALUE AND PROFITABILITY THEREOF. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN OR SUPPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS PURCHASING THE PROPERTY "AS IS" AT THE DATE HEREOF.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         5.1 PURCHASER'S REPRESENTATIONS AND WARRANTIES. As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants that:

         (a) Purchaser is a duly organized and validly existing under the laws of the State of Delaware, is in good standing, and has the power and authority to enter into this Agreement, is authorized to do business in Florida and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound;

         (b) the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provisions of any legal requirement to which Purchaser is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser; and

         (c) no consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body, commission or authority is required in connection with the execution and delivery by Purchaser of this Agreement except as otherwise stated herein.

         (d) Purchaser shall not sell or lease the Property for a period of six months after the closing of the sale of the Brennan Estate's 1,766,557 shares of Purchaser's common stock but not to exceed one year after Closing.

         5.2  SURVIVAL  OF  PURCHASER'S   REPRESENTATIONS  AND  WARRANTIES.  The
representations,  warranties  and covenants set forth in SECTION 5.1 (a) through
(c) shall not survive the closing.


                                    ARTICLE 6

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         6.1 RISK OF LOSS. In the event of loss or damage to the Property prior to Closing by either fire or other casualty, the Buyer, at its option, may rescind its obligations to close on this Agreement and receive an immediate refund of the Deposit or, Buyer may elect to close on this Agreement and take title to the Property together with whatever insurance proceeds accrue by virtue of said loss or damage.

         6.2 CONDEMNATION. In the event any proceedings or negotiations are instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof. In the event of such condemnation or eminent domain proceedings, Purchaser shall have the right on notice to Seller to terminate this Agreement, whereupon, except as expressly provided herein, neither party shall have and further rights hereunder. If this Agreement is not so terminated, Purchaser shall close title on the Closing Date and shall pay the entire Price, but Purchaser shall be entitled to a credit against the Price for the amount of any condemnation award received by Seller on account of such proceedings. If the award has not been paid to Seller on the Closing Date, Seller shall then assign to Purchaser all of Seller's right, title and interest in and to all awards payable by reason thereof.


                                    ARTICLE 7

                  CLOSING DATE AND DELIVERY OF DOCUMENTS, ETC.

         7.1 CLOSING DATE. The closing of the transaction contemplated hereby (the "Closing") shall occur on or before September 30, 1998 at 4:00 p.m. local time at the offices of Shanley a Fisher, P.C., or at such other time and place as the parties shall mutually agree (the "Closing Date"). The parties agree that time shall be of the essence with respect to the Closing Date. In the event the Closing does not occur by the Closing Date, Purchaser shall have the right to cancel this Agreement and receive a return of the Deposit.

         7.2      CLOSING COSTS.

         (a) SELLER: Seller will pay all costs of (i) documentary stamps to be affixed to the Warranty Deed; (ii) preparation and recordation of any instruments necessary to correct title; and (iii) Seller's attorney's fee's.

         (b) BUYER:  Buyer will pay all costs of (i)  recording  Warranty  Deed;
         (ii) documentary stamps, intangible tax and recording fee on any purchase money note and mortgage; (iii) the Title Insurance premium based on the Price; and (iv) Buyer's attorney's fees.

         7.3 DELIVERIES BY SELLER. At the time of Closing, the Sellers shall execute and delivered or cause to be delivered to Buyer executed originals of the following documents:

         (a) Statutory General Warranty Deed.

         (b) Affidavit of Lien as required by Article 5.02 above.

         (c) FIRPTA Affidavit in compliance with the Foreign Investment in Real Property tax Act of 1980, as amended ("FIRPTA").

         (d) Such other documents as may be required to be executed and delivered to complete the transaction contemplated hereunder.

         (e) Originals of all leases (and any amendments thereto) and all records and correspondence relating thereto covering any portion of the Property, any security deposits relating thereto, and a duly executed and acknowledged assignment of leases in the form attached hereto as Exhibit C.

         (f) An assignment of all subsisting assignable guaranties and warranties issued in connection with the construction, improvement, alteration and repair of the buildings and improvements located on the Property, and the purchase and repairs of the personal property located thereon, together with the original of each such guaranty and warranty.

         (g) Any and all municipal, county and state permits or licenses necessary for the use or occupancy of the buildings located on the Property, including without limitation, a final certificate of occupancy or its equivalent.

         Seller shall deliver copies of all documents to be delivered at Closing to Buyer's attorney not less than seven (7) days prior to Closing.

         In the event any mortgage or lien encumbers the Property, Seller shall provide to Buyer, prior to Closing, an estoppel certificate and/or payoff letter from such mortgagee or lien holder stating the present unpaid balance of the lien, including accrued interest to the proposed date of Closing, and the amount required to satisfy and release the lien as the proposed Closing date.

         7.4 DELIVERIES BY PURCHASER. At the time of Closing, Buyer shall pay the Price to Seller and shall execute and deliver or cause to be delivered to Seller, executed originals of any and all documents as may be required to be executed and delivered to complete the transaction contemplated hereunder.

         Buyer shall deliver copies of all documents to be delivered at Closing to Seller's attorney not less than seven (7) days prior to Closing.

                                    ARTICLE 8

                               CLOSING ADJUSTMENTS

         8.1 ADJUSTMENT TIME. All apportionments and adjustments shall be made as of 12:00 midnight on the day immediately preceding the Closing Date for the applicable property (all such apportionments and adjustments being herein called the "Closing Adjustment").

         8.2 DESCRIPTION OF ITEMS TO BE ADJUSTED. The following apportionments and adjustments shall be made:

         (a) Real estate taxes payable in connection with the Property based upon the calendar year. Real estate taxes shall be prorated on the basis of the fiscal year for which the Property has last been assessed. If the Closing Date shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed evaluation. The parties agree that upon receipt of the actual tax bill, real property taxes shall be reprorated and readjusted within ten (10) business days after a written request from the party seeking readjustment; and

         (b) Certified, confirmed and ratified special assessment liens as of the date of Closing shall be paid by Seller. Pending liens as of the date of Closing shall be assumed by Buyer; provided, however, that where the improvements have been substantially completed as of the date of Closing, such pending liens shall be deemed certified, confirmed and ratified and Seller, at Closing, shall be charged an amount equal to the amount of such assessment.

         8.3 BULK TRANSFERS. In that event that this transaction is affected by Chapter 676, FL. STAT. Bulk Transfers, or any similar legislation shall effect this transaction, Seller shall comply with all applicable provisions thereon and shall indemnify, defend and hold Buyer harmless from and against any and all loss or damage suffered by Buyer as a result of the failure of Seller to comply therewith.


                                    ARTICLE 9

                                DEFAULT; REMEDIES

         9.1 DEFAULTS; REMEDIES. In the event this transaction does not close solely as a consequence of the default of Purchaser, Seller shall have the right to retain the Deposit as liquidated damages. In the event this transaction does not close solely as a consequence of a default by Seller, Purchaser shall have the right to terminate this Agreement and receive a return of the Deposit. Purchaser acknowledges and agrees that the foregoing remedy shall be its sole and exclusive remedy. Under no circumstances shall Purchaser be entitled to any damages, costs or expenses (including, but not limited to, consequential damages) in the event of a default by Seller.


                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 BROKERAGE COMMISSION AND FINDER'S FEE. The parties agree that they have dealt with each other and not through any real estate broker, investment banker, person, firm or entity who would by reason of such dealings be able to claim a real estate brokerage, business opportunity brokerage or finder's fee as the procuring cause of this transaction. Each of the parties agrees to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury or expense arising out of, or in any way related to, assertions, by any other person, firm or entity, of a claim to real estate brokerage, business opportunity brokerage or finder's fee based on alleged contacts between the claiming party and the indemnifying party which have resulted in allegedly providing the claiming party the right to claim such commission or finder's fee. The provisions of this SECTION 10.1 shall survive the closing of title.

         10.2 NOTICES. All notices or other communications required or permitted to be given hereunder shall be given in writing and delivered either by (a) certified mail, postage prepaid, (b) a reputable messenger service or a nationally recognized priority delivery service such as Federal Express, or facsimile or other telecopy transmission (followed by a hard copy sent as provided in clause (b) above), addressed as follows:

         To Seller:

                  Gourmet Associates
                  c/o Druker, Rahl & Fein
                  200 Canal Pointe Boulevard
                  Princeton, New Jersey 08540-5998
                  Attention:  Donald F. Conway
                              Chapter 11 Trustee
                  Fax # (609) 243-9799
         copy to:

                  Robert K. Malone, Esq.
                  Shanley & Fisher, P.C.
                  131 Madison Avenue
                  Morristown, New Jersey 07962-1979
                  Fax # (973) 539-6960

         To Purchaser:

                  Chefs International, Inc.
                  62 Broadway
                  Point Pleasant Beach, New Jersey 08742
                  Attention: Anthony Papalia, President
                  Fax # (732) 295-4514

         copy to:

                  Roger A. Tolins, Esq.
                  Tolins & Lowenfels, P.C.
                  12 East 49th Street
                  New York, New York 10017
                  Fax # (212) 888-7706

The foregoing addresses may be changed or supplemented by written notice given as above provided. Any such notice sent by mail shall be deemed to have been received by the addressee on the third business day after posting in the United States mail, or, if transmitted by messenger or a priority delivery service, on the first business day after transmittal, or, if transmitted by facsimile, upon receipt, provided receipt occurs before 5:00 P.M. on a business day in the jurisdiction of the recipient. Counsel for a party may give notice to the other party with the same effect as if given by a party.

         10.3 ATTORNEY'S FEES. In the event any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof, or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorney's fees in addition to all other relief to which it may be entitled therein. All indemnities provided for herein shall include, but without limitation, the obligation to pay costs of defense in the form of court costs and attorneys' fees.

         10.4 ASSIGNMENT. Purchaser may not assign its interest under this Agreement to any person or entity without the prior written consent of Seller which shall not be unreasonably withheld provided, however, that Purchaser may assign its interest under this Agreement to an entity owned or controlled by it or owning or controlling it. Purchaser agrees to notify Seller in writing of any such assignment at least fourteen (14) days prior to the Closing Date.

         10.5 SUCCESSORS AND ASSIGNS. Subject to the provisions of SECTION 10.4, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         10.6 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

         10.7 INCORPORATION OF PRIOR AGREEMENTS. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.

         10.8  MODIFICATION  OF  AGREEMENT.Agreement   may  not  be  amended  or
modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought.

         10.9 FURTHER ASSURANCES. After the Closing Date Seller shall execute, acknowledge and deliver, for no further consideration, all such assignments, transfers, documents as Purchaser may reasonably request to vest title in Purchaser.

         10.10 NO RECORDATION. Neither this Agreement nor any memorandum thereof shall be recorded by Purchaser and any such recording or attempt to record shall be deemed to be a material breach hereof by Purchaser. Purchaser hereby waives any right to file a LIS PENDENS or other form of attachment against the Property in connection with this Agreement or the transactions contemplated hereby. To the extent any such filing is made in violation of this provision, Purchaser shall indemnify and hold Seller harmless from and against any damages incurred by Seller in connection therewith.

         10.11 INTERPRETATION. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of, or aid in interpretation of any of the provisions hereof.

         10.12 COUNTERPARTS. This Agreement may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

         10.13 ACCEPTANCE OF DEED. The acceptance of the deed to the Property by Purchaser shall be deemed an acknowledgment by Purchaser that Seller has fully complied with all of its obligations hereunder and that Seller is discharged from all obligations hereunder, except for those obligations which expressly survive the closing.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


WITNESS:                                    GOURMET ASSOCIATES



___________________________                 By:_________________________________
                                            Name:
                                            Title



WITNESS:                                    CHEFS INTERNATIONAL, INC.



___________________________                 By: /s/ ANTHONY PAPALIA
                                               ---------------------------------
                                            Name:   Anthony Papalia
                                            Title:  President

                                            ESCROW AGENT:

                                            SHANLEY & FISHER, P.C.



                                            By:_________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

All that certain tract or parcel of Land lying and being located in Indian River County, State of Florida and more particularly described as follows:


PARCEL 1

Lots 1 and 2, Block 1, VERO ISLES SUBDIVISION, according to the plat thereof as recorded in Plat Book 31 Page 18, Public Records of Indian River County, Florida.


PARCEL 2

The Northeasterly one-half of Lot 3, Block 1, VERO ISLES SUBDIVISION, according to the plat thereof as recorded in Plat Book 3, Page 18, Public Records of Indian River County, Florida, more particularly described as follows:

Beginning at the Northernmost corner of said Lot 3, run Southwesterly along the Northwest boundary line of said Lot, a distance of 53.5 feet to a point; thence run Southeasterly on a straight line to a point on the Southeast boundary line of said Lot 3, which point is located 48.5 feet from the Easternmost corner of said Lot; thence run Northeasterly a distance of 48.5 feet to said Easternmost corner; thence run Northwesterly along the line dividing Lot 3 from Lot 2 of said Subdivision, to the point of beginning. Said land lying and being in Indian River County, Florida.


PARCEL 3


Beginning at the Northwesterly corner of Lot 1, Block 1, VERO ISLES SUBDIVISION, as recorded in Plat Book 3, Page 18, Public Records of Indian River County, Florida, said point of beginning being on the South right of way and lying 70 feet Southerly of, and radially from, the centerline of State Road 502 (Royal Palm Boulevard), as shown on the State of Florida, State Road Department, Right of Way map, State Section 8803-104, and also shown on said Plat of Vero Isles, run thence South 20E24'00" East along the Westerly line of said Lot 1, a distance of 20 feet to the Northeasterly corner of Lot 2 of said Vero Isles Subdivision; thence run Southwesterly along the Northerly line of Lot 2 and East half of Lot 3 of said

Vero Isles Subdivision on a curve being concave to the Southeast having a radius of 1342.69 feet, a central angle of 7E29'20", an arc distance of 175.50 feet to the mid-point of the North line of said Lot 3; thence run North 36E53'20" West along the Northerly projection of the West line of the East half of said Lot 3, a distance of 20 feet to a point on the southerly right of way of State Road 502 (Royal Palm Boulevard); thence run Northeasterly on said South right of way of State Road 502 (Royal Palm Boulevard) along a curve being concave to the Southeast having a radius of 1362.69 feet, a central angle of 7E29'20", an arc distance of 178.11 feet to the Point of Beginning.

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

1. Notice of Commencement recorded May 30, 1997, in Official Records Book 1154, Page 2619, of the Public Records of Indian River County, Florida.

2. Order by the Board of Adjustment for the City of Vero Beach, as recorded October 15, 1996, in Official Records Book 1125, Page 777, of the Public Records of Indian River County, Florida.

3. Order by the Board of Adjustment for the City of Vero Beach, as recorded October 15, 1996, in Official Records Book 1125, Page 780, of the Public Records of Indian River County, Florida.

4. Satisfaction of Mortgage recorded January 28, 1992, in Official Records Book 922, Page 355, of the Public Records of Indian River County, Florida.

5. Affidavit of Operators Using Trade Name, by Chef's International - Palm Beach, Inc., recorded May 19, 1981, in Official Records Book 622, Page 2946, of the Public Records of Indian River County, Florida.